EXHIBIT 10.1

SHARE ISSUANCE AGREEMENT

SHARE ISSUANCE AGREEMENT dated the 11th day of October, 2011.

BETWEEN:

American Gold Holdings Ltd.

(Hereinafter, the "SUBSCRIBER")

AND:

Liberty Gold Corp. a Delaware domestic corporation,

(Hereinafter, the "COMPANY")

NOW THEREFORE THIS SHARE ISSUANCE AGREEMENT ("AGREEMENT") WITNESSES that the parties hereto agree as follows:

ARTICLE 1 - INTERPRETATION

SECTION 1.1.  DEFINITIONS.  When used in this Agreement (including the recitals and schedules hereto) or in any amendment hereto, the following terms shall, unless otherwise expressly provided, have the meanings assigned to them herein:

"BANKING DAY" shall mean any day other than a Saturday, Sunday, public holiday under the laws of the State of Delaware or other day on which banking institutions are authorized or obligated to close in Delaware.

"CHARTER DOCUMENTS" means incorporation documents and by-laws, and all amendments thereto;

"CONSENT"  means  any  permit,   license,   approval,   consent,  order,  right, certificate,  judgment,  writ,  injunction,  award,  determination,   direction, decree, authorization,  franchise, privilege, grant, waiver, exemption and other concession or by-law, rule or regulation;

"UNIT PRICE" means a price equal to the higher of either: (a) $0.45, or (b) 90% of the volume weighted average of the closing price  (the  "VWAP") of Common Stock, for the five (5) Banking Days immediately    preceding    the   date   of   the    Notice, as   quoted   on OTC Markets, or other source of stock quotes as agreed to by the parties; and

"DOLLAR" or "$" means the currency of the United States of America.

ARTICLE 2 - THE SHARE ISSUANCE

SECTION 2.1. SHARE ISSUANCE.

The Subscriber shall make available to the Company in accordance with, and subject to the terms and conditions of, this Agreement, until October 11th 2013 (the  "COMPLETION DATE"), up to  $15,000,000 by way of Advances in accordance with Sections 2.2, 2.3 and 2.4 of this Agreement. The Completion Date may be extended for an additional term of up to twelve months at the option of the Company or the Subscriber upon written notice on or before the Completion Date in accordance with the notice provisions in Section of this Agreement.

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SECTION  2.2. THE  ADVANCES.

On the terms and conditions set forth herein the Subscriber, from time to time, on any Banking Day, prior to the Completion Date, agrees to make advances to the Company ("ADVANCES"). Each Advance shall be in an aggregate amount of not more than $1,000,000, and in integral multiples of $25,000.

SECTION 2.3.  PROCEDURE TO REQUEST ADVANCES.

Each Advance shall be made on or before five Banking Days following notice from the Company.  Each such notice shall be given by a notice to the Subscriber in the form substantially the same as the form attached hereto in Schedule A (each a "NOTICE").

SECTION 2.4.  SUBSCRIPTION  AGREEMENT.

Upon making each Advance, the Subscriber shall provide an executed Subscription Agreement, in a form acceptable to both to this Agreement, to the Company.

SECTION  2.5.  USE OF PROCEEDS.

The Company shall use all Advances to fund operating expenses, acquisitions, working capital and general corporate activities.

SECTION 2.6 OPTION.

The Subscriber may, at their discretion, take the option to subscribe up to a further $5,000,000, when the total subscription from this agreement has been received by the Company.

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES

SECTION 3.1. REPRESENTATIONS AND WARRANTIES.

The Company represents and warrants to the Subscriber:

(a)

Organization and Corporate Power. The  Company  has  been  duly incorporated  and  organized  and is  validly  subsisting  and in good standing  under the laws of its  jurisdiction  and has full  corporate right,  power and authority to enter into and perform its  obligations under  the  Agreement  to which it is or shall be a party and has full corporate right, power and authority to own and operate its properties and to carry on its business;

(b)

Conflict with Other Instruments. The execution and delivery by the Company of the Agreement and the performance by the Company of its obligations thereunder, do not and will not:  (i) conflict with or result in a breach of any of the terms, conditions or provisions of: (A) the charter documents of the Company; (B) any law applicable to or binding on the Company; or (C) any contractual restriction binding on or affecting the Company or its properties the breach of which would have a material adverse effect on the Company; or (ii) result in, or require or permit:  (A) the imposition of any lien on or with respect to the properties now owned or hereafter acquired by the Company; or (B) The acceleration of the maturity of any debt of the Company, under any contractual provision binding on or affecting the Company;

(c)

Consents, Official Body Approvals.  The execution and delivery of the Agreement  and  the  performance  by the  Company  of its  obligations thereunder  have been duly  authorized by all necessary  action on the part of the Company,  and no Consent under any  applicable  law and no registration,  qualification,  designation, declaration or filing with any  official  body  having  jurisdiction  over the  Company is or was necessary therefore.  The Company possesses all Consents, in full force and effect, under any applicable Law which are necessary in connection

With the operation of its business, the non-possession of which could reasonably be expected to have a material adverse effect on the Company;

(d)

Execution of Binding Obligation.  The Agreement has been duly executed and  delivered by the Company and,  when duly  executed by the Company and delivered for value,  the Agreement will constitute  legal,  valid and  binding  obligations  of the  Company, enforceable against

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          The Company, in accordance with its terms;

(e)

No Litigation.  There are no actions, suits or proceedings pending or, to the knowledge of the Company, after due inquiry, threatened against or affecting the Company (nor, to the knowledge of the Company,  after due  inquiry,  any basis  therefor)  before any  official  body having jurisdiction  over the Company  which  purport to or do challenge  the validity or propriety of the  transactions  contemplated  by the Share Issuance the Company,  which if adversely  determined could reasonably be expected to have a material adverse effect on the Company;

(g)

Absence of Changes. Since the date of the most  recently  delivered financial  statements  of the Company,  the Company has carried on its business,  operations  and  affairs  only in the  ordinary  and normal course consistent with past practice.

ARTICLE 4 - COVENANTS OF THE COMPANY

SECTION 4.1.  AFFIRMATIVE COVENANTS.

Until the Completion Date, the Company shall:

(a)

COMPLIANCE  WITH  LAWS, ETC. Comply with  all  applicable   laws, non-compliance  with which could have a material adverse effect on the Company;

(b)

PAYMENT OF TAXES AND CLAIMS.  Pay and discharge before the same shall become delinquent: (i) all taxes and assessments; and (ii) all lawful claims which, if unpaid, might become a lien upon or in respect of the Company's assets or properties;

(c)

MAINTAIN TITLE.  Maintain  and,  as soon as  reasonably  practicable, defend and take,  all action  necessary or advisable at any time,  and  from time to time, to maintain,  defend,  exercise or renew its right, title and interest in and to all of its property and assets;

(d)

PAY OBLIGATIONS TO SUBSCRIBER AND PERFORM OTHER COVENANTS.  Make full  and timely payment of its obligations hereunder and duly comply with the terms and covenants contained in this Agreement, all at the times and places and in the manner set forth therein;

(e)

FURTHER ASSURANCES.  At its cost and expense, upon request by the Subscriber, duly execute and deliver, or cause to be duly executed and delivered, to the Subscriber, such further instruments and do and cause to be done such other acts as may be necessary or proper in the reasonable opinion of the Subscriber to carry out more effectually the provisions and purposes of this Agreement.

ARTICLE 5 - SHARE ISSUANCE

SECTION 5.1 SHARE ISSUANCE.

The Company shall issue, within fifteen (15) Banking Days following the date of the receipt by the Company of any Advance under this Agreement, units (each a "UNIT") of the Company at the Unit Price.  Each Unit shall consist of one share (each a "SHARE") of the common stock of the Company (the "COMMON STOCK") and one share purchase warrant (each a "Warrant").  Each Warrant shall entitle the Subscriber to purchase one additional share (each a "WARRANT SHARE") of Common Stock, at an exercise price equal to 130% of the Unit Price at which the Unit containing the Warrant being exercised was issued, for a period of three (3) years from the date such Warrant is issued. Upon receipt of any Advance under this Agreement, the Company shall promptly cause its registrar and transfer agent to issue the certificates representing the Shares. If the Subscriber exercises the Warrants, the Company shall promptly cause its registrar and transfer agent to issue the certificates representing the Warrant Shares.

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SECTION 5.2  FRACTIONAL  SHARES.

Notwithstanding any other provisions of this Agreement, no certificate for fractional shares of the Shares or the Warrant Shares shall be issued to the Subscriber. In lieu of any such fractional shares, if the Subscriber  would  otherwise be entitled to receive a fraction of a share of the Shares or Warrant  Shares  following  a Share  Issuance  or exercise of a Warrant,  as applicable,  the  Subscriber  shall be entitled to receive from the Company a stock  certificate  representing the nearest whole number of shares of the Company.

ARTICLE 6 - MISCELLANEOUS

SECTION 6.1. NOTICES,  ETC.

Except as otherwise  expressly  provided herein, all notices,  requests,  demands,  directions and communications by one party to the other shall be sent by hand  delivery or  registered  mail or fax,  and shall be effective when hand  delivered or when delivered by the relevant  postal service or when  faxed and  confirmed,  as the case may be.  All such notices shall be addressed to the President of the notified party at its address given on the signature page of this Agreement, or in accordance with any unrevoked written direction from such party to the other party.

SECTION 6.2. NO WAIVER; REMEDIES.

No failure on the part of the Subscriber or the Company to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver thereof. The remedies herein provided are cumulative and not exclusive of any remedies provided by Law.

SECTION 6.3. JURISDICTION.

(1) Each of the parties hereby irrevocably attorns to the non-exclusive jurisdiction of the Courts of the State of Nevada in any action or proceeding arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law; and (2) nothing in this Section 6.3 shall affect the right of the Subscriber to serve legal process in any other manner permitted by Law or affect the right of the Subscriber to bring any action or proceeding against the Company or its property in the courts of other jurisdictions.

SECTION 6.4.  SUCCESSORS AND ASSIGNS.

The Company shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Subscriber, which consent may be arbitrarily withheld.

SECTION 6.5.  SEVERABILITY.

If one or more provisions of this Agreement be or become invalid, or unenforceable in whole or in part in any jurisdiction, the validity of the remaining provisions of this Agreement shall not be affected.  The parties hereto undertake to replace any such invalid provision without delay with a valid provision which as nearly as possible duplicates the economic intent of the invalid provision.

SECTION 6.6. COUNTERPARTS.

This Agreement may be executed in counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.

SECTION 6.7.  SYNDICATION/PARTICIPATION.

The Subscriber may not sell, transfer, assign, participate,  syndicate or negotiate to one or more third  parties,  in whole or in part, the Commitment and its rights under this Agreement, without the prior written consent of the Company, which consent may not be arbitrarily withheld.

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IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE SUBSCRIBER

THE COMPANY

American Gold Holdings Ltd

Liberty Gold Corp,

By:  /s/ A. Ratsaphong

 By:  /s/ Lynn Harrison

    -----------------------------

      -----------------------------

Authorized Signing Officer

Authorized Signing Officer

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SCHEDULE A

NOTICE

To:    American Gold Holdings Ltd (the "Subscriber")

The undersigned, Liberty Gold Corp., (the "Company"), hereby requests an advance of  $________________, in accordance with the terms and conditions set forth in the Share Issuance Agreement dated 11th day of October, 2011, between the Subscriber and the Company and as of the Date of Notice written below.

DATE OF NOTICE:

  -----------------------------

Remaining amount to be advanced under

the Share Issuance:

  -----------------------------

_____________________________

Per:

    --------------------------------------------

    Authorized Signatory

The Subscriber hereby  acknowledges  receipt of this Notice and agrees with the amounts set out above as of this Notice.

_____________________________

Per:

    -------------------------------------------

    Authorized Signatory

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